UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

GENESIS BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-53172 (Commission File Number)	75-3254381 (I.R.S Employer Identification No.)

10960 Wilshire Blvd., Suite 1050, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 963-2220

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger with Lion Biotechnologies, Inc.

On July 24, 2013, Genesis Biopharma, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lion Biotechnologies, Inc., a Delaware corporation (“Lion”), and Genesis Biopharma Sub, Inc., a Delaware corporation and  newly formed merger subsidiary wholly owned by the Company (“Merger Sub”).  The Merger closed on July 24, 2013.  Under the terms of the Merger Agreement, Merger Sub was merged with and into Lion, such that Lion became the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of the Company (the “Merger”).  The Merger Agreement was approved by the Board of Directors and a majority in interest of the stockholders of each of the Company and Lion.

Lion’s stockholders received, in exchange for all of their issued and outstanding shares of common stock, an aggregate of 134,000,000 shares of common stock, par value $0.00004166 per share, of the Company (the “Common Stock”), as well as the ability to receive an additional 135,000,000 shares of Common Stock upon the achievement of certain milestones related to the Company’s financial performance and position.  After considering the shares issued upon the Merger and those shares issued pursuant to the Award Agreements (as defined below), the Company currently has approximately 1.55 billion shares of Common Stock issued and outstanding.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type.  Pursuant to the terms of the Merger, Dr. Manish Singh and the Company entered into an employment agreement whereby Dr. Singh was appointed as Chief Executive Officer and Chairman of the Board of the Company, and the Company agreed to reconstitute its Board of Directors (the “Board”), each as described in Item 5.02 below.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Director Compensation

On July 24, 2013, prior to the Merger, the Company entered into a Director Stock Award Agreement (the “Award Agreement”) with each of General Merrill McPeak, Matrix Group International, Inc. (on behalf of David Voyticky) (“Matrix”) and Bristol Capital, LLC (on behalf of Paul Kessler) (“Bristol”) whereby General McPeak, Matrix and Bristol each received 13,353,215 shares of Common Stock for consideration of services rendered as directors.  The terms of the Award Agreement were approved by a majority of the Company’s stockholders, including a majority of the disinterested stockholders.  The securities issued pursuant the Award Agreement are exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) because, among other reasons, all offerees are “accredited investors” under Section 2(15) of the Securities Act and no general solicitation or public advertisement was conducted in connection with the issuance.

The foregoing description of the Award Agreement does not purport to be complete, and is qualified in its entirety by reference to the form of Award Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this report by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Appointment of Chief Executive Officer

In connection with the Merger, effective July 24, 2013, Dr. Manish Singh, age 45, was appointed as Chief Executive Officer and Chairman of the Board of the Company, to serve until his death, disability, resignation or replacement, and General Merrill McPeak ceased to hold the office of Interim Chief Executive Officer.

Prior to founding Lion Biotechnologies, Dr. Singh served as the President, Chief Executive Officer and as a Director of ImmunoCellular Therapeutics, Ltd from February 2008 to August 2012. Dr. Singh served as a Director at California Technology Ventures, a venture capital firm from June 2003 to December 2007. He managed investments made by that venture capital firm in a number of medical device and biotechnology companies and served as a board director or board observer for several of the firm’s portfolio companies. From October 1995 to June 2003, he held various management and scientific positions with Odysseus Solutions, Cell Genesys, Chiron Corporation and Genetic Therapy, Inc. Dr. Singh has an MBA from UCLA, a Ph.D. in Chemical and Biochemical Engineering from the University of Maryland Baltimore County, an M.S. in Chemical Engineering from Worcester Polytechnic Institute and a B.S. in Chemical Engineering from the Indian Institute of Technology, Roorkee. None of the above described organizations are affiliated with the Company.

In connection with his appointment as Chief Executive Officer and Chairman of the Board, the Company and Dr. Singh have entered into an employment agreement pursuant to which the Company will pay Dr. Singh an annual base salary of $34,000 until such time as the Company raises at least $1,000,000, upon which such annual salary will increase to $350,000. In addition, Dr. Singh will be eligible to participate in the Company’s annual incentive compensation program, with a target potential bonus of 30% of Dr. Singh’s salary, conditioned upon the satisfaction of individual and Company objectives, as well as health and other benefits programs. Upon the one year anniversary of the Merger, Dr. Singh will be eligible to receive stock option grants under the Company’s stock option plan.

In the event that the Company terminates the Employment Agreement without cause then (1) the Company upon such termination will be required to make a lump sum payment to Dr. Singh equal to 12 months of his base annual salary, (2) any unvested stock options will become fully vested and Dr. Singh will have one year within which to exercise his vested options. If Dr. Singh terminates his employment for “good reason” as defined in the Employment Agreement, he will receive the severance benefits described in the preceding sentence.

Appointment of Directors

Pursuant to the Merger Agreement, the Board will be reconstituted such that Dr. Singh, Dr. Jay Venkatesan, and Sanford Hillsberg will join the Board, and Paul Kessler and David Voyticky will resign from the Board upon the filing and distribution to the Company’s stockholders of a Schedule 14(f)-1 information statement (the “Schedule 14f-1”), and the completion of the requisite waiting period following such filing and distribution. The resignations are not the result of any disagreements with the Company. The appointment of Dr. Venkatesan and Mr. Hillsberg to the Board and the resignations of Messrs. Kessler and Voyticky from the Board shall become effective ten days following the mailing of the Schedule 14f-1.

Compensation of Interim Chief Executive Officer

General Merrill McPeak, the Company’s Interim Chief Executive Officer, received stock compensation pursuant to a Director Stock Award Agreement. The “Director Compensation” portion of Item 1.01 hereto is hereby incorporated by reference.

ITEM 8.01. OTHER EVENTS

On July 25, 2013, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Current Report on Form 8-K, announcing the execution of the Merger Agreement, and other matters.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.	Description

10.1 10.2 99.1	Agreement and Plan of Merger Form of Director Stock Award Agreement Press Release issued July 25, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: July 25, 2013	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1 10.2 99.1	Agreement and Plan of Merger Form of Director Stock Award Agreement Press Release issued July 25, 2013